UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 19, 2011, New York & Company, Inc. (the “Company”) announced the appointment of David Witkewicz to the position of Executive Vice President, Design.  Mr. Witkewicz will report to Greg Scott, President, and he will serve on the Company’s Executive Committee.  Mr. Witkewicz will join the Company at the end of January 2011.

Mr. Witkewicz is a highly creative design executive with over 25 years of experience in branded retail businesses that span the good, better, and best categories.  Mr. Witkewicz’s multi-faceted career includes Design Director of women’s Ready-to-Wear for Target. He also held leading design roles with Oscar de la Renta, Saks Fifth Avenue, and Jones New York.  Earlier in his career, Mr. Witkewicz launched A.V. Sport for Adrienne Vittadini and he held design roles with Perry Ellis, Ann Taylor, and Wilke Rodriguez.  Most recently, Mr. Witkewicz was Vice President Design of Coach.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on January 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: January 19, 2011	Name:	Sheamus Toal
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on January 19, 2011